Exhibit 99.1

TELETOUCH RELEASES PRELIMINARY UNAUDITED 2005 RESULTS

OF OPERATIONS PENDING FILING OF DELINQUENT ANNUAL

REPORT

TYLER, TEXAS, September 7, 2005—Teletouch Communications, Inc. (AMEX:TLL) today released preliminary unaudited financial information in the interest of providing information to its shareholders with respect to the year ended May 31, 2005. The Company released this information in light of its previous announcement that it is delinquent in the filing of its Annual Report on Form 10-K for the period ended May 31, 2005 (the “10-K”) for the reasons stated below. Readers are cautioned that the financial information set forth in this release is preliminary, has not been audited and is subject to further analysis and independent audit. The actual audited financial information as at May 31, 2005 and for the year then ended may vary materially from the guidance provided by this release.

Company management estimates that revenues for the twelve months ended May 31, 2005 were approximately $25 million. Net loss for the year is estimated to be $4 million, or between $0.85 and $0.90 per share based upon the 4.6 million weighted average shares outstanding for the twelve month period. These results include management’s inclusion of a $0.9 million charge for impairment of goodwill resulting from a decrease in fair value of its two-way assets and an anticipated valuation allowance related to the Company’s deferred tax assets in which recoverability is not considered likely. The Company recorded no impairment charges related to the pager assets group which was disposed of subsequent to May 31, 2005 as disclosed in a press release dated August 24, 2005. The Company cautions shareholders and potential investors that BDO Seidman, LLP, the Company’s Independent Public Accountants, have not audited these amounts and disclaims any responsibility for them. These results are preliminary and are subject to change, possibly materially, following completion of the audit.

As previously announced, the Annual Report on Form 10-K has not been filed due to an anticipated restatement of the Company’s Consolidated Statement of Operations for the years ended May 31, 2002 and 2003 and its Consolidated Balance Sheet as of May 31, 2002 and 2003. The Company further stated that it appeared that there would be no impact on the Company’s results of operations, financial position or cash flows for the years ended May 31, 2004 and 2005, respectively. As soon as possible, the Company intends to file its Form 10-K and the amended and restated financial statements with the SEC after the completion of its ongoing discussions with the SEC staff. In the interim, the Company urged investors and other users of the Company’s SEC filings not to rely on the Company’s financial statements for the years ended May 31, 2002 and 2003, to the extent they are affected by the accounting issues described above.

The readers of this press release are urged to read carefully the Company’s public announcements and regulatory filings with the Securities and Exchange Commission, including the press release and a Current Report on Form 8-K filed with the Securities and Exchange Commission, both dated September 2, 2005.

AMEX Non-Compliance Notification

On September 2, 2005, the American Stock Exchange (AMEX) notified the Company that, as a result of the Company’s failure to file its Annual Report on Form 10-K for the fiscal year ended May 31, 2005 within the prescribed timeframe, the Company was not in compliance with the currency in public reporting continued listing requirement under the AMEX Rules. The AMEX staff invited the Company to submit a plan of compliance addressing the continued listing deficiency by no later than September 16, 2005. The Company must regain its compliance with the AMEX listing requirements no later than November 28, 2005.

On September 2, 2005, the Company filed a Current Report on Form 8-K (the “8-K”) in which filing the Company outlined the reasons for the delay in filing of the subject Annual Report. Namely, the Company stated that as the result of ongoing conversations with the SEC staff concerning the accounting for its May 2002 extinguishment of certain junior debt (the “May 2002 Exchange Transaction”) and its November 2002 exchange of Series C Preferred Stock and redeemable common stock purchase warrants for its Series A and Series B Preferred Stock, warrants for the purchase of shares of Series B Preferred Stock, common stock warrants and shares of its common stock (the “November 2002 Exchange Transaction”), it appeared likely that the Company would have to restate its Consolidated Statement of Operations for the years ended May 31, 2002 and 2003 and its Consolidated Balance Sheet as of May 31, 2003. The Company further stated that it appeared that there would be no impact on the Company’s results of operations, financial position or cash flows for the years ended May 31, 2004 and 2005, respectively. As soon as possible, the Company intends to file the subject Annual Report and the amended financial statements with the SEC after the completion of its discussions with the SEC staff. In the interim, the Company urged investors and other users of the Company’s SEC filings not to rely on the Company’s financial statements for the years ended May 31, 2002 and 2003, to the extent they are affected by the accounting issues described above.

The Company plans to make a timely submission to the AMEX staff in which it will outline the timeframe within which the Company intends to cure the listing deficiency and to regain its compliance with the AMEX continued listing requirements. In the event the AMEX staff does not accept the Company’s plan of compliance, the AMEX staff will initiate delisting proceedings. There is no assurance that the AMEX staff will accept the Company’s plan of compliance or that, even if such plan is accepted, the Company will be able to implement the plan within the prescribed timeframe. The Company may appeal a staff determination to initiate such proceedings and seek a hearing before an AMEX panel. The time and place of such a hearing will be determined by the Panel. If the Panel does not grant the relief sought by the Company, its securities could be de-listed from the AMEX and may continue to be listed on the Pink Sheets trading system. The Company may also apply for listing on the OTC Bulletin Board Market when it regains currency in the public reporting.

Effective as of the open of business on September 12, 2005, the Company’s stock trading symbol will become subject to the indicator .LF to denote its noncompliance. The trading symbol will bear the foregoing indicator until the Company regains its compliance with the AMEX continued listing requirements.

About Teletouch

Teletouch Communications, Inc., a proven U.S. leader in wireless messaging and related network management, provides a complete suite of mobile asset tracking solutions using sophisticated, yet cost-effective GPS-based hardware and software products for fleets, hazardous materials and “worker-down” emergency notification applications. In addition to its telemetry business, Teletouch offers two-way radio communications, cellular and wireless messaging services throughout the United States. Teletouch’s common stock is traded on the American Stock Exchange under stock symbol: TLL. Additional product, business and financial information for Teletouch is available at www.Teletouch.com.

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This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, that are based on management’s exercise of business judgment as well as assumptions made by and information currently available to management. When used in this document, the words “may”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, and words of similar import, are intended to identify any forward-looking statements. You should not place undue reliance on these forward-looking statements. Negotiations with respect to the transaction that are the subject of this release are ongoing and may result in significant modifications to the transaction. There can be no assurance that the transaction that is the focus of this release will be concluded, or if concluded that it will be concluded on terms currently contemplated. These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted in our securities and other regulatory filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Press Contact:

Teletouch Communications, Inc.

Thomas A. “Kip” Hyde, Jr.

Chief Executive Officer

Direct: 817-654-6225

khyde@teletouch.com